Exhibit 10.2

SECURED PROMISSORY NOTE

$4,000,000	January 23, 2012

FOR VALUE RECEIVED, LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation, and each of the other Persons signing below as a Borrower (individually, a “Borrower” and, collectively, the “Borrowers”) jointly and severally PROMISE TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of FOUR MILLION DOLLARS ($4,000,000) or such lesser amount as shall equal the outstanding principal balance of the Term B Loan made to Borrowers by Lender, plus interest on the aggregate unpaid principal amount of Term B Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated as of January 24, 2011 by and among Borrowers, Oxford Finance LLC, as Collateral Agent and as a Lender, and Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrowers agree to pay any initial partial monthly interest payment from the date the Term B Loan is made to Borrowers under this Secured Promissory Note (this “Note”) to the first Payment Date (“Interim Interest”) on the first Payment Date.

Principal, interest and all other amounts due with respect to the Term B Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Note. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrowers, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrowers to repay the unpaid principal amount of the Term B Loan, interest on the Term B Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrowers shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of a Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrowers shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity. Unless and until Lender notifies Borrowers in writing that such a registered transfer has occurred and that it is so recorded on the record of ownership, Borrowers shall be entitled to act as if there has been no such transfer and no such recordation on the record of ownership.

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

LIGAND PHARMACEUTICALS INCORPORATED		CYDEX PHARMACEUTICALS, INC.

By	/s/ John P. Sharp	By	/s/ John P. Sharp
Name:	John P. Sharp	Name:	John P. Sharp
Title:	Vice President, Finance and Chief Financial Officer	Title:	Vice President and Chief Financial Officer

SERAGEN, INC.

By	/s/ John P. Sharp
Name:	John P. Sharp
Title:	Vice President and Chief Financial Officer

METABASIS THERAPEUTICS, INC.

By	/s/ John P. Sharp
Name:	John P. Sharp
Title:	Vice President and Chief Financial Officer

PHARMACOPEIA, LLC

By: Ligand Pharmaceuticals Incorporated,
Its Sole and Managing Member

By	/s/ John P. Sharp
Name:	John P. Sharp
Title:	Vice President, Finance and Chief Financial Officer

NEUROGEN CORPORATION

By	/s/ John P. Sharp
Name:	John P. Sharp
Title:	Vice President and Chief Financial Officer

ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

By	/s/ John P. Sharp
Name:	John P. Sharp
Title:	Chief Financial Officer

LIGAND JVR, INC.

By	/s/ John P. Sharp
Name:	John P. Sharp
Title:	Chief Financial Officer

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

Amortization Table

(Term B Loan; Note 1)

Attached.

Oxford Finance LLC

Amortization Table

Ligand AA02a

Start Date:	1/23/2012		Disclaimer:
Interest Rate:	8.9012%		THIS IS A STANDARD AMORTIZATION
Term:	30	12IO + 18PI	SCHEDULE. IT IS NOT INTENDED TO BE
Payment:	$238,209.54		USED FOR PAYOFF PURPOSES.
Final Payment:	$240,000.00	6.00%
Amount:	4,000,000.00

PMT	Payment	Beginning	Monthly			Ending
No.	Date	Balance	Payment	Interest	Principal	Balance
	2/1/12	Interim Interest Due - Billed Seperately				$4,000,000.00
1	3/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
2	4/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
3	5/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
4	6/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
5	7/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
6	8/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
7	9/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
8	10/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
9	11/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
10	12/1/12	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
11	1/1/13	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
12	2/1/13	$4,000,000.00	$29,670.67	$29,670.67	$0.00	$4,000,000.00
13	3/1/13	$4,000,000.00	$238,209.54	$29,670.67	$208,538.87	$3,791,461.13
14	4/1/13	$3,791,461.13	$238,209.54	$28,123.79	$210,085.75	$3,581,375.38
15	5/1/13	$3,581,375.38	$238,209.54	$26,565.45	$211,644.09	$3,369,731.29
16	6/1/13	$3,369,731.29	$238,209.54	$24,995.54	$213,214.00	$3,156,517.29
17	7/1/13	$3,156,517.29	$238,209.54	$23,413.99	$214,795.55	$2,941,721.74
18	8/1/13	$2,941,721.74	$238,209.54	$21,820.71	$216,388.83	$2,725,332.91
19	9/1/13	$2,725,332.91	$238,209.54	$20,215.61	$217,993.93	$2,507,338.98
20	10/1/13	$2,507,338.98	$238,209.54	$18,598.60	$219,610.94	$2,287,728.05
21	11/1/13	$2,287,728.05	$238,209.54	$16,969.60	$221,239.94	$2,066,488.11
22	12/1/13	$2,066,488.11	$238,209.54	$15,328.52	$222,881.02	$1,843,607.09
23	1/1/14	$1,843,607.09	$238,209.54	$13,675.26	$224,534.28	$1,619,072.81
24	2/1/14	$1,619,072.81	$238,209.54	$12,009.74	$226,199.80	$1,392,873.01
25	3/1/14	$1,392,873.01	$238,209.54	$10,331.87	$227,877.67	$1,164,995.34
26	4/1/14	$1,164,995.34	$238,209.54	$8,641.55	$229,567.99	$935,427.35
27	5/1/14	$935,427.35	$238,209.54	$6,938.69	$231,270.85	$704,156.49
28	6/1/14	$704,156.49	$238,209.54	$5,223.20	$232,986.34	$471,170.15
29	7/1/14	$471,170.15	$238,209.54	$3,494.98	$234,714.56	$236,455.59
30	8/1/14	$236,455.59	$238,209.54	$1,753.95	$236,455.59	$0.00
	8/1/14	Final Payment	$240,000.00	$240,000.00	$0.00

		Totals	$4,883,819.74	$883,819.74	$4,000,000.00